Exhibit 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21293) and on Form S-8 (File No. 333-141471) of Agree Realty Corporation of our reports dated March 12, 2010, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear on page F-2 of this annual report on Form 10-K for the year ended December 31, 2009.

/s/ BAKER TILLY VIRCHOW, KRAUSE, LLP

Chicago, IL
March 12, 2010